                                                                   EXHIBIT 10.17


                          TELCOM SEMICONDUCTOR, INC.

              AMENDED AND RESTATED EXECUTIVE RETENTION AGREEMENT


     This Amended and Restated Executive Retention Agreement (the "Agreement") is made and entered into by and between Robert G. Gargus (the "Executive") and Telcom Semiconductor, Inc., a Delaware corporation (the "Company"), effective as of October 21, 1998.

     1.   Term of Agreement.  This Agreement shall terminate upon the date that
          -----------------
all obligations of the parties hereto with respect to this Agreement have been satisfied.

     2.   At-Will Employment.  The Company and the Executive acknowledge that
          ------------------
the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's written executive plans or pursuant to other written agreements with the Company.

     3.   Severance Benefits.
          ------------------

          (a)  Severance Payments. If at any time within twenty-four (24) months
               ------------------
following a Change in Control the Executive's employment is terminated by the Company as the result of an Involuntary Termination, then, subject to Executive's entering into the form of release with the Company attached hereto as Exhibit A, the Executive shall receive from the Company a cash payment in an
   ---------
amount equal to twelve (12) months of base salary, less applicable withholding.

          (b)  Benefits.  In the event the Executive is entitled to severance
               --------
benefits pursuant to Section 3(a), then in addition to such severance benefits, the Executive shall receive employee benefits coverage as provided to Executive immediately prior to the Executive's termination (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the Executive's termination, such dependents shall also be covered to the extent covered prior to the Executive's termination. Company-Paid Coverage shall continue until the earlier of (i) twelve (12) months following the notice date for the Involuntary Termination, or (ii) the date the Executive becomes covered under another employer's group health, dental or life insurance plan (to the extent covered under such plans). To the extent permissible under the Company's insurance policies, the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (the "COBRA Period") shall begin at the end of such twelve (12) month period otherwise the COBRA Period shall begin on the date of Executive's termination of employment with the Company.

          (c)  Timing of Severance Payments.  Any severance payment to which
               ----------------------------
Executive is entitled under Section 3(a) shall be paid by the Company to the Executive (or to the Executive's successors in interest, pursuant to Section 6(b)) in cash and in full, not later than fourteen (14) calendar days following the date of termination of employment.

          (d)  Voluntary Resignation; Termination For Cause.  If the Executive
               --------------------------------------------
voluntarily terminates employment, or if the Executive is terminated for Cause, at any time, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's written employee plans or pursuant to other written agreements with the Company.

          (e)  Death.  If the Executive's employment is terminated due to the
               -----
death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's written employee plans or pursuant to other written agreements with the Company.

     4.   Option Acceleration.  In the event that the Executive becomes entitled
          -------------------
to receive severance benefits pursuant to Section 3(a) hereof, then Executive shall vest in and be able to exercise any stock options granted by Company to Executive on or prior to October 21, 1998 for all the shares subject to the options, including shares which would not otherwise be vested or exercisable.
In addition, upon a Change of Control, any Company repurchase right shall lapse for shares of the Company's Common Stock owned by Executive. Except as otherwise provided herein, the terms and conditions of the Company's stock option plan and the applicable stock option agreements and, if applicable, restricted stock purchase agreements, between Executive and Company shall remain in full force and effect. This Section 4 shall only apply to options granted by the Company to Executive on or prior to October 21, 1998. Nothing in this Agreement shall adversely affect the provisions regarding option acceleration in the Offer Letter between the Company and Executive dated April 24, 1998 (the "Offer Letter").

     5.   Definition of Terms.  The following terms referred to in this
          -------------------
Agreement shall have the following meanings:

          (a)  (a)  Cause. "Cause" shall mean (i) an act of personal dishonesty
                    -----
taken by the Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Executive, (ii) Executive's conviction of a felony, (iii) Executive's habitual failure to attend work for a period of at least two continuous weeks, (iv) Executive's willful and material misconduct, including his willful and material failure to perform his duties as an officer or employee of the Company and the failure to "cure" such misconduct within a period of ninety (90) days following Executive's receipt of written notice of such misconduct from the Company or (v) Executive's use of narcotics or illicit drugs where such use has a detrimental effect on his performance with the Company.

          (b)  Change of Control.  "Change of Control" means the occurrence of
               -----------------
any of the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

               [(ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); ]

               (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

               (iv) The consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

          (c)  Involuntary Termination.  "Involuntary Termination" shall mean
               -----------------------
[(i) without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities, or the removal of the Executive from such position and responsibilities, unless the Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the base compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than 25 miles from the Executive's then present location;] (vi) any purported termination of the Executive by the Company which is not effected for death, disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors in the event of a change of control.

     6.   280G Limitation.  In the event that the severance and other benefits
          ---------------
provided for in this Agreement or otherwise payable to the Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance benefits under this Agreement shall be payable either

          (a)  in full, or

          (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section.

     7.   Successors.
          ----------

          (a)  Company's Successors.  Any successor to the Company (whether
               --------------------
direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Executive's Successors.  The terms of this Agreement and all
               ----------------------
rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

     8.   Notice.
          ------

          (a)  General.  Notices and all other communications contemplated by
               -------
this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when sent by Federal Express. In the case of the Executive, notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

          (b)  Notice of Termination.  Any termination by the Company for Cause
               ---------------------
or by the Executive as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with
Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon (if any), shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated (if applicable), and shall specify the termination date (which shall be not more than 30 days after the giving of such notice).

     9.   Miscellaneous Provisions.
          ------------------------

          (a)  Certain Business Combinations.  In the event it is determined by
               -----------------------------
the Company's Board of Directors, after consultation with the Company's independent public accountants, that the enforcement of any Section or subsection of this Agreement, including, but not limited to Section 4 hereof, would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section or subsection of this Agreement shall be null and void. For purposes of this Section 9(a), the Board's determination shall require the unanimous approval of the disinterested Board Members.

          (b)  No Duty to Mitigate.  The Executive shall not be required to
               -------------------
mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

          (c)  Waiver.  No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d)  Whole Agreement. No agreements, representations or understandings
               ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof except with respect to the option acceleration provision in the Offer Letter. This Agreement, the Offer Letter and the applicable stock option agreements, if any, between Company and Executive and the Release and Notice of Participation in the Telcom Semiconductor, Inc. Executive Retention Plan represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same. This Agreement amends and restates in its entirety that certain Executive Retention Agreement effective as of October 21, 1998 between Executive and the Company and such prior agreement shall be of no further force or effect.

          (e)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

          (f)  Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g)  Withholding. All payments made pursuant to this Agreement will be
               -----------
subject to withholding of applicable income and employment taxes.

          (h)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


COMPANY                       TELCOM SEMICONDUCTOR, INC.



                              By:____________________________________

                              Title:_________________________________

                              _______________________________________
EXECUTIVE                     (Signature)


                              _______________________________________
                              (Print name)

EXHIBIT A
---------


                               RELEASE OF CLAIMS

                          TELCOM SEMICONDUCTOR, INC.


     This Release of Claims (the "Agreement") is made by and between Telcom Semiconductor, Inc. (the "Company") and ROBERT G. GARGUS ("Executive").

                                R E C I T A L S

A.   Executive was employed by the Company.

B. The Company and Executive have agreed that (i) Executive's employment relationship with the Company shall terminate as of the date hereof, (ii) Executive shall be provided with the benefits specified in the Amended and Restated Executive Retention Agreement effective as of October 21, 1998 by and between the Company and Executive (the "Executive Agreement") and (iii) Executive shall release the Company from any claims arising from or related to the employment relationship.

     NOW THEREFORE, in consideration of the mutual promises made herein and the benefits provided pursuant to such promises, the Company and Executive (collectively referred to as "the Parties") hereby agree as follows:

     1.   Resignation.  Executive hereby resigns from his or her employment with
          -----------
the Company as of [_________________], (the "Employment Termination Date").

     2.   Payment of Salary.  Executive acknowledges and represents that the
          -----------------
Company has paid all salary, wages, accrued vacation and any and all other benefits due to Executive as of the Employment Termination Date.

     3.   Consideration.  As consideration for Executive entering into this
          -------------
Agreement, the Company agrees to provide Executive with the benefits provided for pursuant to the Executive Agreement. THE EXECUTIVE AGREEMENT IS ATTACHED TO AND INCORPORATED BY REFERENCE INTO THIS AGREEMENT, AND THE PARTIES HERETO EXPRESSLY AGREE TO ITS TERMS AND CONDITIONS.

     4.   Release of Claims.  Executive agrees that the foregoing consideration
          -----------------
represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of Executive and his or her heirs, executors and assigns, hereby fully and forever releases the Company and its respective officers, directors, employees, investors, stockholders, administrators, predecessor and successor corpora-tions, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation,

          (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company;

          (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          (f) ANY RIGHTS HE OR SHE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 ("ADEA"). EXECUTIVE FURTHER ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED BY THIS WRITING THAT (I) HE OR SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (II) HE OR SHE HAS AT LEAST TWENTY-
         -----
ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; (III) HE OR SHE HAS AT LEAST SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT BY THE PARTIES TO REVOKE THE AGREEMENT; AND (IV) THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE REVOCATION PERIOD HAS EXPIRED; and

          (g)  any and all claims for attorneys' fees and costs.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     5.   Tax Consequences.  The Company makes no representations or warranties
          ----------------
with respect to the tax consequences of the payment of any sums to Executive under the terms of this Agreement. Executive agrees and understands that he or she is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

     6.   No Admission of Liability.  No action taken by the Parties hereto
          -------------------------
either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

     7.   Costs.  The Parties shall each bear their own costs, expert fees,
          -----
attorneys' fees and other fees incurred in connection with this Agreement.

     8.   Arbitration and Equitable Relief.
          --------------------------------

          (a) The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

          (c) THE PARTIES HERETO HAVE READ AND UNDERSTAND SECTION 8, WHICH DISCUSSES ARBITRATION. THE PARTIES HERETO UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

               (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

          (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq;  AND

          (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

    9.    Authority.  The Company represents and warrants that the undersigned
          ---------
has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he or she has the capacity to act on his or her own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement.

     10.  No Representations.  Each party represents that it has had the
          ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other parties hereto which are not specifically set forth in this Agreement.

     11.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     12.  Entire Agreement.  This Agreement and the Executive Agreement
          ----------------
represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's relationship with the Company and compensation from the Company.

     13.  No Oral Modification.  This Agreement may only be amended in writing
          --------------------
signed by Executive and the President or Chief Executive Officer of the Company.

     14.  Effective Date.  This Agreement is effective seven days after it has
          --------------
been signed by both parties.

     15.  Counterparts.  This Agreement may be executed in counterparts, and
          ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     16.  Voluntary Execution of Agreement.  This Agreement is executed
          --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                              TELCOM SEMICONDUCTOR, INC.


Dated:  [______]              By: ___________________________________

                              Title:_________________________________

                              EXECUTIVE


Dated:  [_______]             _______________________________________
                              (Signature)


                              _______________________________________
                              (Print name)